                                                                    EXHIBIT j(1)


                               CONSENT OF COUNSEL

                        AIM INVESTMENT SECURITIES FUNDS
                        -------------------------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM High Yield Fund, AIM High Yield Fund II, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund, AIM Municipal Bond Fund and the Class A Shares of AIM Limited Maturity Treasury Fund and in the Statement of Additional Information for the Institutional Class of AIM Limited Maturity Treasury Fund, both of which are included in Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-39519) and Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-5686) on Form N-1A of AIM Investment Securities Funds.




                              /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                              ------------------------------------------
                              Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
May 22, 2000